FORM OF STOCK SUBSCRIPTION AGREEMENT

     THIS AGREEMENT by and between Louis G. Navellier and Navellier Variable Insurance Series Fund, Inc. (the "Fund"), a corporation organized and existing under and by virtue of the laws of the State of Maryland.

     In consideration of the mutual promises set forth herein, the parties agree as follows:

     1. The Fund agrees to sell to Louis G. Navellier and Louis G. Navellier hereby subscribes to purchase the specified number of shares of common stock of the following Portfolio of the Fund: 10,000 shares of the Navellier Growth Portfolio each with a par value of $0.001 per Share, at a price of ten dollars ($10.00) per each Share.

     2. Louis G. Navellier agrees to pay $100,000 for all such Shares at the time of their issuance, which shall occur upon call of the President of the Fund, at any time on or before the effective date of the Fund's Registration Statement filed by Navellier Variable Insurance Series Fund, Inc. on Form N-1A with the Securities and Exchange Commission ("Registration Statement") on February 28, 1997.

     3. Louis G. Navellier acknowledges that the Shares to be purchased hereunder have not been, and will not be, registered under the federal securities laws and that, therefore, the Fund is relying on certain exemptions from such registration requirements, including exemptions dependent on the intent of the undersigned in acquiring the Shares. Louis G. Navellier also understands that any resale of the Shares, or any part thereof, may be subject to restrictions under the federal securities laws, and that Louis G. Navellier may be required to bear the economic risk of any investment in the Shares for an indefinite period of time.

     4. Louis G. Navellier represents and warrants that he is acquiring the Shares solely for his own account and solely for investment purposes and not with a view to the resale or disposition of all or any part thereof, and that he has no present plan or intention to sell or otherwise dispose of the Shares or any part thereof.

     5. Louis G. Navellier agrees that he will not sell or dispose of the Shares or any part thereof unless the Registration Statement with respect to such Shares is then in effect under the Securities Act of 1933, as amended.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement this _____ day of _______________, 1998.



                                            ____________________________________
                                            Louis G. Navellier

                                            NAVELLIER VARIABLE INSURANCE SERIES
                                            FUND, INC.

                                            By:_________________________________
                                            Title: